                                                                  EXHIBIT 10.39

                                                               February 11, 2002

Mr. Ralph M. Norwood
56 Fox Hill Road
Wellesley Hills, MA 02481

Dear Ralph:

     Pursuant to our discussions regarding your first year of employment with SatCon Technology Corporation (the "Company"), please be advised that if within the first year of your employment with the Company, your employment is terminated without cause, the Company shall continue to pay your salary as in effect on the date of termination for a period of six (6) months from the date of termination; PROVIDED, HOWEVER, that as a condition of payment, you execute and deliver a general release and waiver to the Company in a form reasonably acceptable to the Company within thirty (30) days of your termination. In addition, with regard to all stock options which have been granted to you prior to the date of termination but have not vested, if you are terminated without cause during your initial year of employment, i) fifty percent (50%) of the unvested options shall immediately vest; or, ii) if the termination occurs as a result of a Change of Control Event, as hereinafter defined, then, at your option, the unvested options shall vest in accordance with the provisions of the Stock Option Plan from which the option grant was authorized.

     For purposes of this letter, Change in Control Event and Without Cause shall be defined as follows:

     (a) A "Change in Control Event" shall mean:

     (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act)) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchanged Act) 50% or more of either (x) and then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisitions directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for,

Mr. Ralph M. Norwood
February 11, 2002
Page 2

            convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

     (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of this letter or (y) who was nominated or elected subsequent to such date by at least majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election removal of directors or other actual or threatened solicitation of proxies consents, by or on behalf of a person other than the Board; or

     (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or

Mr. Ralph M. Norwood
February 11, 2002
Page 2

            related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

     (b) "Without Cause" shall mean that the termination will not have occurred as a result of the willful breach or habitual neglect of your duties and obligations as an officer and employee of the Company or the falseness of any representation made by you to the Company prior to or during your employment.

     Also, it is agreed that your duties and obligations, which will serve as the basis of your performance objectives, will be agreed upon in writing within sixty (60) days of your initial date of employment.

     If this is in accordance with your understanding, please indicate your agreement by signing below. This letter shall be void if it is not countersigned by you and returned to the Company within five (5) days of the date of this letter.


                                                Sincerely,


                                                /s/ Michael Turmelle
                                                --------------------
                                                Michael Turmelle
                                                Chief Operating Officer


/s/ Ralph M. Norwood
---------------------------
Ralph M. Norwood


February 11, 2002
---------------------------
Date